Exhibit 10.4

VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 17, 2017 (this “Agreement”), by and among Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), and the Persons named on Schedule 1 hereto (each a “Shareholder” and collectively, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, the Shareholders and the Company are parties to that certain Share Purchase Agreement (the “Share Purchase Agreement”) of even date herewith by and among the Shareholders, the Company and Wireless Telecommunications Group, Ltd, a private company limited by shares incorporated in England and Wales with company registration number 10614152 whose registered office is at C/O Bryan Cave, 88 Wood Street, London, United Kingdom, EC2V 7AJ (the “Buyer”), pursuant to which the Buyer acquired Commagility Limited, a private limited company incorporated in England and Wales with registration number 05914025 and whose registered office is located at Charnwood Building, Holywell Park, Ashby Road, Loughborough, Leicestershire LE11 3AQ for a combination of cash and shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

WHEREAS, as consideration under the Share Purchase Agreement, the Shareholders were issued an aggregate of 3,487,529 shares of Common Stock (in the individual amounts set forth on Schedule 1 hereto) at the closing of the Share Purchase Agreement (subject to Section 5.1 hereof, the “Covered Shares”) (subject always to the warranties and confirmations to be given by the Shareholders in relation thereto and the execution of the Lock Up Agreement and Clawback Escrow Agreement (as defined in the Share Purchase Agreement) by each of the Shareholders).

WHEREAS, as of the date hereof, each of the Shareholders is the legal and Beneficial Owner (and holds sole beneficial voting power) of such Shareholder’s Covered Shares;

WHEREAS, in consideration for the Company agreeing to enter into a registration rights agreement with the Shareholders, the Company has required that each Shareholder agree, and each Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Shareholder’s Covered Shares; and

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the Share Purchase Agreement and the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

article I

GENERAL

1.1       Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized and other defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Share Purchase Agreement.

“Affiliate” means, with respect to any Person, any other Person that is, directly or indirectly, controlling, controlled by or under common control with, such Person; provided that the Company shall not be deemed an Affiliate of any Shareholder.

“Beneficial Ownership” means, ownership of a security by a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (a) voting power which includes the power to vote, or direct others to vote, such security, and/or (b) investment power which includes the power to dispose of, or direct the disposition of, such security. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Expiration Date” means the date on which this Agreement shall terminate in accordance with its terms.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

article II

VOTING

2.1       Agreement to Vote. Each Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, such Shareholder shall, in each case to the fullest extent that the Covered Shares of such Shareholder are entitled to count as present, vote thereon or consent thereto:

(a)       appear at each such meeting or otherwise cause such Shareholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)       vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company governing documents) (which vote shall be cast or consent shall be given in accordance with such

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procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent) covering, all of such Shareholder’s Covered Shares (a) in favor of any proposal presented to the shareholders with a Board’s recommendation to vote in favor of such proposal, (b) against any proposal presented to the shareholders with a Board’s recommendation to vote against such proposal, and (c) in favor of any proposal presented to the shareholders with respect to an action of the Company, which the Board has approved, but as to which the Board has not made any recommendation, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the Company’s shareholders at which any of the foregoing matters requiring Shareholders’ approval are submitted for consideration and vote of the Company’s shareholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters requiring Shareholders’ approval.

2.2       No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that, except for this Agreement, such Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust or any other voting arrangement with respect to the Covered Shares of such Shareholder, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.3), consent or power of attorney with respect to the Covered Shares of such Shareholder that is inconsistent with, or that would have any adverse effect on its ability to meet, its obligations hereunder and (c) has not taken and shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect as of any time when this Agreement remains in effect or have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement. Each Shareholder hereby confirms that that he has given no proxies, powers of attorney, instructions or other requests prior to the execution of this Agreement in respect of the voting of such Shareholder’s Covered Shares.

2.3       Proxy. Each Shareholder hereby irrevocably appoints as his proxy and attorney-in-fact, Michael Kandell, the Chief Financial Officer of the Company, and Timothy Whelan, the Chief Executive Officer of the Company, and any individual who shall hereafter succeed any such persons, each of them individually, with full power of substitution and resubstitution, to cause all of the Covered Shares that the Shareholder would be entitled to vote if personally present to be counted as present at any shareholder meeting called to consider any matter of the Company, and to vote or execute written consents with respect to the Covered Shares of such Shareholder in accordance with Section 2.1 prior to the Expiration Date at any annual or special meetings of shareholders of the Company (or adjournments thereof) at which any of the matters described in Section 2.1 is to be considered; provided, however, that such Shareholder’s grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, such Shareholder has not delivered to the Secretary of the Company at least ten (10) Business Days prior to the meeting at which any of the matters described in Section 2.1 is to be considered a duly executed proxy card previously approved by the Company, and that may only be revoked as of the Expiration Date, directing that the Covered Shares of such Shareholder be voted in accordance with Section 2.1. This proxy, if it becomes effective, is coupled with an interest, and shall be irrevocable prior to the Expiration Date, at which time any such proxy shall terminate. Each Shareholder (solely in its capacity as such) shall take such further action or execute such other

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instruments as may be necessary to effectuate the intent of this proxy. The Company may terminate this proxy with respect to such Shareholder at any time at its sole election by written notice provided to such Shareholder.

article III

REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of Each Shareholder. Each Shareholder (severally and not jointly) hereby represents and warrants to the Company that this Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2       Representations and Warranties of the Company. The Company hereby represents and warrants to each Shareholder that the Company has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

article IV

OTHER COVENANTS

4.1       Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares are changed or exchanged or which are received in such transaction.

4.2       Further Assurances. From time to time until the Expiration Date, at the Company’s reasonable request and expense, but without further consideration, each Shareholder agrees to cooperate with the Company in making all filings and obtaining all consents of any Governmental Authority and third parties and to execute and deliver such additional documents and take or cause to be taken all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement. Without limiting the foregoing, each Shareholder hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the SEC and in a proxy statement such Shareholder’s identity and ownership of such

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Shareholder’s Covered Shares and the nature of such Shareholder’s obligations under this Agreement.

article V

MISCELLANEOUS

5.1       Termination. This Agreement shall terminate and be of no further force or effect upon the termination of the Lock Up Agreement in accordance with its terms. Notwithstanding anything to the contrary contained herein, at any time, the Covered Shares shall include only such shares of Common Stock that remain subject to the Lock Up (as defined in the Lock Up Agreement) pursuant to the terms of the Lock Up Agreement, including any Beneficially Owned Covered Shares. Notwithstanding the foregoing, the provisions of this Article V shall survive any termination of this Agreement without regard to any temporal limitation. Neither the provisions of this Section 5.1 nor the termination of this Agreement shall relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration with respect to a breach of this Agreement. Nothing in the Share Purchase Agreement shall relieve any Shareholder from any liability arising out of or in connection with a breach of this Agreement.

5.2       No Ownership Interest. Each Shareholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to such Shareholder’s Covered Shares. All rights and all ownership and economic benefits of and relating to a Shareholder’s Covered Shares shall remain vested in and belong to such Shareholder. Without limiting the generality of the previous sentence, each Shareholder shall be entitled to receive any cash dividend paid by the Company with respect to such Shareholder’s Covered Shares during the term of this Agreement. Nothing in this Agreement shall be interpreted as (i) obligating any Shareholder to exercise or convert any warrants, options or convertible securities or otherwise to acquire Company Common Stock or (ii) creating or forming a “group” with any other Person, including the Company, for purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, or any other similar provision of applicable law.

5.3       Notices. Any notices or other communications required or permitted hereunder will be deemed to have been properly given and delivered if in writing by such party or its legal representative and delivered personally or sent by facsimile, courier service recognized in United States and guaranteeing delivery within 3 Business Days, or registered or certified mail, postage prepaid, addressed as follows:

If to the Company:

Wireless Telecom Group Inc.

25 Eastmans Road
Parsippany, New Jersey 07054

Attn: Michael Kandell, CFO

Telephone: 973-386-9696 x4107

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Facsimile: 973-386-9191

with a copy to:

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104

Attn: Tara B. Newell, Esq.

Telephone: 212-541-2084

Facsimile: 212-261-9884

If to a Shareholder, to the applicable address set forth on Schedule 1;

with a copy to:

Edward de Salis Young

and

Paul Moakes,

to the extent that a separate copy is not required to be sent to a Shareholder where the notice or communication is delivered to such Shareholder.

Unless otherwise specified herein, such notices or other communications will be deemed given (i) on the date delivered, if delivered personally, (ii) one (1) Business Day after being sent by an overnight courier recognized in the United States and guaranteeing overnight delivery, (iii) one (1) Business Day after being delivered by facsimile and (iv) five (5) Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto will be entitled to specify a different address by delivering notice as aforesaid to each of the other parties hereto.

5.4       Interpretation; Definitions. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation;” (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole, and not to any particular provision; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if;” (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation hereof; (f) definitions are applicable to the singular as well as the plural forms of such terms; (g) pronouns shall include the corresponding masculine, feminine or neuter forms; (h) references to a Person are also to such Person’s permitted successors and permitted assigns; and (i) references to an “Article,” or “Section,” or “Schedule” refer to an Article or Section of or Schedule to this Agreement. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. This Agreement is the product of negotiation

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by the parties having the assistance of counsel and other advisers. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.5       Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “PDF” transmission.

5.6       Entire Agreement. This Agreement together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

5.7       Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL.

(a)       This Agreement and any claims related to the subject matter hereof will be governed by and construed in accordance with laws of the State of New Jersey, United States of America, without giving effect to any choice or conflict of law provision or rule that would result in the application of the laws of any other jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the non-exclusive jurisdiction of any state court in the State of New Jersey, United States of America, or any Federal court located in the State of New Jersey, United States of America, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, and (ii) hereby waives, to the extent not prohibited by applicable Law, and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement, or the subject matter of such agreements may not be enforced in or by such court. Each party hereby consents to service of process in any such proceeding in any manner permitted by New Jersey law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.3 is reasonably calculated to give actual notice.

(b)       TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF ITS SUBSIDIARIES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION, SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER

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OF SUCH AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH SHAREHOLDER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE COMPANY THAT THIS SECTION 5.7 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE COMPANY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

5.8       Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the Company and each Shareholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties.

5.9       Remedies. The parties hereto agree that (i) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached, and (ii) the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which such party is entitled at law or in equity. Accordingly, (i) the Company shall be entitled to an injunction or injunctions and temporary restraining orders, without the posting of any bond, to prevent breaches of this Agreement by any Shareholder and to enforce specifically the terms and provisions of this Agreement and (ii) each Shareholder shall be entitled to an injunction or injunctions and temporary restraining orders, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. For the avoidance of doubt, any party hereto may contemporaneously commence an action for specific performance and seek any other form of remedy at law or in equity that may be available for breach under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby (including monetary damages). The obligations of each Shareholder hereunder shall be several and not joint, and no Shareholder shall be liable for any breach of the terms of this Agreement by any other Shareholder.

5.10       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

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5.11       Successors and Assigns; Third Party Beneficiaries. Except in connection with a Permitted Transfer (as such term is defined in the Lock Up Agreement), neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto except that the Company may assign, in its sole discretion, any or all of its rights, interest and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of the Company. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.12       Action by Shareholder Capacity Only. The obligations of the Shareholders hereunder are several, and not joint or joint and several. The Company acknowledges that each Shareholder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of such Shareholder’s Covered Shares (and not in any other capacity, including without limitation, any capacity as a director or officer of the Company). Nothing herein shall (a) limit or affect any actions taken by such Shareholder or its Affiliates or designees, or require such Shareholder or its Affiliates or designees to take any action, in each case, in its or his capacity as a director or officer of the Company (including exercising rights of the Company or the Company Board under the Share Purchase Agreement), and any actions taken, or failure to take any actions, by it or him in such capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement or (b) be construed to prohibit, limit or restrict Shareholder from exercising Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

ThE COMPANY:

WIRELESS TELECOM GROUP, INC.

By:	/s/ Timothy Whelan
Name: Timothy Whelan
Title: Chief Executive Officer

(Signature Page to Voting Agreement)

SHAREHOLDERS:

/s/ Paul Moakes
Name: Paul Moakes

/s/ Edward de Salis Young
Name: Edward de Salis Young

/s/ Martin Hollingshead
Name: Martin Hollingshead

/s/ Edward de Salis Young
Name: Simon Pack by his attorney
Edward de Salis Young under a
Power of Attorney dated 15
February 2017

(Signature Page to Voting Agreement)

SCHEDULE 1

OWNERSHIP OF COVERED SHARES

Name	Address	Number of Covered Shares	Percentage
Paul Moakes	The Orchards 7 West Leake Road East Leake Loughborough LE12 6LJ	871,882	25%
Simon Pack	245A Beacon Road Loughborough LE11 2QZ	871,882	25%
Edward de Salis Young	9 Victoria Road Woodhouse Eaves Loughborough LE12 8RF	871,882	25%
Martin Hollingshead	The Apple House 35 Main Street Frisby on the Wreake Melton Mowbray Leicestershire LE14 2NJ	871,882	25%